SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mustang Calls on Stockholders to Elect a Totally New Board with Industry Knowledge and a Fresh Perspective after Chairman Ahn's Abrupt Retirement

 Mustang believes employees, customers and stockholders will benefit from this positive change

 Mustang nominees will provide enhanced opportunities for all Furmanite team members

 Mustang asks stockholders to take no further action and to disregard any gold proxy cards they receive

HOUSTON, April 30, 2015 -- Mustang Capital believes that the Furmanite (NYSE: FRM) Board's outrageous last-minute postponement of last week's stockholder meeting, and Chairman Ahn's abrupt retirement, clearly indicate that a complete change in Board composition is long overdue.

John Linnartz, Managing Member of Mustang Capital, stated, "With Bill Ahn's very much welcomed retirement last Friday, we believe it is now critical for stockholders to elect a totally new Board with industry knowledge and a fresh perspective on Furmanite's potential." Mr. Linnartz added, "The Mustang slate is eager to work with the management team to achieve the deserved success of Furmanite and we believe employees, customers and stockholders all will benefit from the positive change."

Mustang nominees Jeff Davis, David Fanta, Peter Haeg and John Linnartz, together, possess the effective balance of strong industry expertise, operational skills and stockholder perspective that will provide enhanced opportunities for all Furmanite team members, drive customer satisfaction and improve stockholder returns.

Mustang's nominees believe that established industrial service companies like Furmanite should have significant opportunities in the current robust industrial manufacturing market. Mr. Linnartz said, "We care deeply about this Company and our own personal reputations, so stockholders can rest assured that we will be relentless in our pursuit of the kind of success that the entire Furmanite family can be proud of."

Mustang Capital and its nominees appreciate your support. If you have already voted no further action is required. Mustang Capital asks that you disregard any gold proxy cards you receive.

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND

ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203)-658-9400 OR TOLL-FREE AT (800)-662-5200.